As filed with the U.S. Securities and Exchange Commission on March 17, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

1LIFE HEALTHCARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	76-0707204
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

One Embarcadero Center, Suite 1900

San Francisco, CA 94111

(415) 814-0927

(Address of principal executive offices) (Zip code)

1Life Healthcare, Inc. 2020 Equity Incentive Plan

1Life Healthcare, Inc. 2020 Employee Stock Purchase Plan

(Full titles of the plans)

Amir Dan Rubin

Chair, Chief Executive Officer and President

1Life Healthcare, Inc.

One Embarcadero Center, Suite 1900

San Francisco, CA  94111

(415) 814-0927

(Name, address and telephone number of agent for service)

Copies to:

Matthew B. Hemington

John T. McKenna

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share
– 2020 Equity Incentive Plan	5,378,897(2)	$41.46(3)	$223,009,070(3)	$24,331
– 2020 Employee Stock Purchase Plan	2,017,086(2)	$35.24(4)	$71,082,111(4)	$7,756
Total	7,395,983		$294,091,181	$32,087

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the Registrant’s 2020 Equity Incentive Plan and the Registrant’s 2020 Employee Stock Purchase Plan (the “2020 ESPP”) by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock, as applicable.

(2)

Represents additional shares of the Registrant’s common stock reserved for future issuance under the 2020 Equity Incentive Plan and the 2020 ESPP by reason of the automatic increase provisions therein.

(3)

Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $41.46 per share of common stock, the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Global Select Market on March 10, 2021.

(4)

Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $41.46 per share of common stock, the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Global Select Market on March 10, 2021, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2020 ESPP.

EXPLANATORY NOTE

1Life Healthcare, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional (a) 5,378,897 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable to eligible persons under the 2020 Equity Incentive Plan, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s registration statement on Form S-8 filed on February 4, 2020 (File No. 333-236247) (the “Prior Form S-8”), and (b) 2,017,086 shares of Common Stock issuable to eligible persons under the 2020 Employee Stock Purchase Plan, which Common Stock is in addition to the shares of Common Stock registered on the Prior Form S-8.

PART I

Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement on Form S-8 in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). The document(s) containing the information specified in Part I will be sent or given to the participants in the 2020 Equity Incentive Plan and the 2020 Employee Stock Purchase Plan pursuant to Rule 428(b)(1). Such document(s) are not being filed with the Securities and Exchange Commission (the “SEC”) as part of this Registration Statement on Form S-8 or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These document(s) and the documents incorporated by reference in this Registration Statement on Form S-8 pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Pursuant to General Instruction E to Form S-8, the contents of the Prior Form S-8 are incorporated herein by reference in this Registration Statement on Form S-8.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by 1Life Healthcare, Inc. (the “Registrant”) with the SEC are incorporated by reference into this Registration Statement:

(a)    The Registrant’s Annual Report on Form 10-K filed on March 17, 2021.

(b)     The description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed on January 28, 2020 (File No. 001-39203) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(c) All other reports and documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-39203	3.1	February 4, 2020
4.2	Amended and Restated Bylaws of the Registrant.	8-K	001-39203	3.2	February 4, 2020
4.3	Form of common stock certificate of the Registrant.	S-1	333-235792	4.1	January 21, 2020
5.1*	Opinion of Cooley LLP.
23.1*	Consent of Cooley LLP (included in Exhibit 5.1).
23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
24.1*	Power of Attorney (included on the signature page of this registration statement).
99.1	2020 Equity Incentive Plan.	S-1	333-235792	10.6	January 21, 2020
99.2	Forms of Option Agreement, Stock Option Grant Notice and Notice of Exercise under the 2020 Equity Incentive Plan.	S-1	333-235792	10.7	January 21, 2020
99.3	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the 2020 Equity Incentive Plan.	S-1	333-235792	10.8	January 21, 2020
99.4	2020 Employee Stock Purchase Plan.	S-1	333-235792	10.9	January 21, 2020

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 17, 2021.

1LIFE HEALTHCARE, INC.

By:	/s/ Amir Dan Rubin
Amir Dan Rubin
Chair, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Amir Dan Rubin and Bjorn Thaler, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her, and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any, and either of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Amir Dan Rubin Amir Dan Rubin	Chair, Chief Executive Officer and President (Principal Executive Officer)	March 17, 2021

/s/ Bjorn Thaler Bjorn Thaler	Chief Financial Officer (Principal Financial and Accounting Officer)	March 17, 2021

/s/ Paul R. Auvil Paul R. Auvil	Director	March 17, 2021

/s/ Mark S. Blumenkranz Mark S. Blumenkranz, M.D.	Director	March 17, 2021

/s/ Bruce W. Dunlevie Bruce W. Dunlevie	Director	March 17, 2021

/s/ Kalen F. Holmes Kalen F. Holmes, Ph.D.	Director	March 17, 2021

/s/ David P. Kennedy David P. Kennedy	Director	March 17, 2021

/s/ Freda Lewis-Hall Freda Lewis-Hall, M.D.	Director	March 17, 2021

/s/ Robert R. Schmidt Robert R. Schmidt	Director	March 17, 2021

/s/ David B. Singer David B. Singer	Director	March 17, 2021